                                                                     Exhibit 3.7


THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, MORTGAGED, PLEDGED OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO A VOTING AGREEMENT DATED AS OF DECEMBER 23, 1996 AND AMENDED AS OF JULY 28, 1998 (THE "AMENDED AND RESTATED VOTING AGREEMENT"). THE TRANSFERABILITY OF THESE SECURITIES IS RESTRICTED, AND THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT. THE SECURITIES REPRESENTED BY THIS WARRANT ARE ALSO SUBJECT TO A SECOND RESTATED INVESTOR RIGHTS AGREEMENT DATED AS OF JULY 28, 1998 (THE "SECOND RESTATED INVESTOR RIGHTS AGREEMENT"). COPIES OF THE VOTING AGREEMENT AND THE INVESTOR RIGHTS AGREEMENT ARE ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY.

No. W-<WarrantNo>                                  Right to Purchase <NoShares>
                                                      Shares of Common Stock of
                                                         AMERIGROUP Corporation

                             AMERIGROUP CORPORATION

                         COMMON STOCK PURCHASE WARRANT

                                                                   <DateIssued>

      AMERIGROUP Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, the individual or its entity listed on
Schedule I hereto or its assigns is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., Eastern Standard Time, on <DateExpires>, <NoShares> fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Company, at a purchase price per share of $0.01 (as adjusted from time to time as herein provided, the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

      This Warrant is one of the Warrants evidencing the right to purchase shares of Common Stock of the Company issued pursuant to a certain Series E Redeemable Preferred Stock and Warrants Purchase Agreement (the "Agreement"), dated as of July 28, 1998, by and among the Company, the Company's subsidiaries, and each of the persons and entities set forth on Exhibit A thereto and subject to the Amended and Restated Voting Agreement and the Second Restated

Investor Rights Agreement, copies of which agreements are on file at the principal office of the Company, and the holder of this Warrant shall be entitled to all of the benefits of and bound by all of the applicable obligations of the Agreement, the Amended and Restated Voting Agreement and the Second Restated Investor Rights Agreement, as provided therein.

      Any capitalized terms used herein without definition shall have the meanings given them in the Agreement. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

             (a) The term "Conversion Price" means the amount that the Purchase Price would be, immediately prior to the determination of the Conversion Price and giving effect to all adjustments that would have been required under Section 5, if the initial Purchase Price had been $3.00 per share of Common Stock.

             (b) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, on the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

      1.     Exercise of Warrant.

             1.1    Exercise. This Warrant may be exercised, subject to Section
1.2 hereof, at any time and from time to time during normal business hours before its expiration by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained in accordance with Section 1.2.

             1.2 Limitations on Exercise; Calculation of Payment Amount. Notwithstanding any provision herein to the contrary, a holder hereof may only exercise this Warrant as to 1.125 shares of Common Stock for every one (1) share of Series E Redeemable Preferred Stock, par value $.01 per share, of the Company ("Series E Preferred Stock") issued pursuant to the Agreement and held by the holder hereof which such share has been redeemed by the Company in accordance with the terms of the Company's then-existing certificate of incorporation. The amount payable by the holder on an exercise hereunder shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the Subscription attached hereto by (b) the Purchase Price then in effect; provided, however, that notwithstanding the fact that for purposes of Section 5 of this Warrant the Purchase Price may be adjusted to an amount less than $0.01 per share, for purposes of paying the Purchase Price upon exercise of this Warrant, the Purchase Price shall in no event be less than $0.01 per share. On any exercise of less than all of the Warrants represented hereby the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

             1.3 Exercise on Initial Public Offering. Notwithstanding any provision herein to the contrary, the Company may, at its option, require the holder hereof to exercise any and all Warrants represented hereby which have not previously been exercised, immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company. If not so exercised upon the request of the Company, the portion of the Warrant as to which the Company requested exercise shall immediately lapse and be of no further force and effect.

             1.4 Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

             1.5 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holders of the Warrants pursuant to subsection 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 13 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

             1.6 Net Issue Election. The holder may elect to receive, without the payment by the holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

where X =    the number of shares to be issued to the holder pursuant to this
             Section 1.6.

      Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 1.6.

      A = the fair market value of one share of Common Stock, as determined in accordance with the provisions of this Section 1.6.

      B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 1.6.

For purposes of this Section 1.6, the "fair market value" per share of the Company's Common Stock shall mean:

             (a) If the net issue election is exercised in connection with and contingent upon the Company's initial public offering, and if the Company's registration statement relating to such offering has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering; or

            (b) In all other cases, as determined by the Company's Board of Directors in good faith.

      2. Delivery of Stock Certificates, etc. on Exercise; No Fractional Shares. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within twenty (20) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, rounded down to the nearest whole number. Notwithstanding any other provision herein, no fractional shares of Common Stock shall be issued by the Company upon exercise of the Warrants.

      3. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time, the holders of Common Stock (or Other Securities) in their capacity as such shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

             (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

             (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

             (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which such holder would hold on the date of such exercise if on the date hereof he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5.

      4.     Adjustment for Reorganization, Consolidation, Merger, etc.

             4.1 Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5.

             4.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in Washington, D.C., as trustee for the holder or holders of the Warrants.

             4.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect, subject to expiration in accordance with Section 18 hereof, and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 7.

      5.     Anti-Dilution Adjustment.

             5.1 General. The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Purchase Price, the holder of this

Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment (but in no event for less than $0.01 per share, even though the Purchase Price may be adjusted pursuant to less than $0.01 per share), the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

             5.2 Purchase Price Adjustments. If and whenever after the date hereof the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, and/or the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Conversion Price in effect on the date of such issue or sale, or shall be deemed under the provisions of this Section 5 to have effected any such issuance or sale, except in any instance for (i) issuances upon the exercise of options to purchase Common Stock pursuant to plans adopted or approved by the Board of Directors of the Company, including a majority of the directors designated solely by the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, (ii) issuances upon the conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, (iii) stock issued for the acquisition, in effect, (whether by merger, stock purchase, asset purchase or otherwise) of the assets or business of other persons or entities by the Company or any of its subsidiaries which acquisition is approved by the Board of Directors of the Company, including a majority of the directors designated solely by the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and (iv) issuances upon the exercise of one or more of the Warrants, then, forthwith upon such issue or sale, the Purchase Price shall be reduced to the price (calculated to the nearest $0.0001) obtained by multiplying the Purchase Price in effect immediately prior to the time of such issue or sale by a fraction, (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Conversion Price immediately prior to such issue or sale plus (ii) the consideration received by the Company upon such issue or sale, and (b) the denominator of which shall be the product of (x) the total number of shares of Common Stock outstanding immediately after such issue or sale, multiplied by (y) the Conversion Price immediately prior to such issue or sale. Notwithstanding the foregoing, no adjustment of the Purchase Price shall be made in an amount less than $0.0001 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.0001 per share or more.

             5.3 Option or Rights Grants. In case at any time the Company shall in any manner issue or grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting or issuing of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such Options (or less than the Conversion Price, determined as of the date of granting such Options, as the case may be), then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in Section 5.5, no further adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

             5.4 Convertible Security Grants. In case the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale (or less than the Conversion Price, determined as of the date of such issue of sale of such Convertible Securities, as the case may be), then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in Section 5.5, no further adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Purchase Price have been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Purchase Price shall be made by reason of such issue or sale.

             5.5 Effect of Alteration to Option or Convertible Security Terms. In connection with any change in, or the expiration or termination of, the purchase rights under any Option or the conversion or exchange rights under any Convertible Securities, the following provisions shall apply:

      Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 5.3 or 5.4, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 5.3 or 5.4, or the rate at which Convertible Securities referred to in Section 5.3 or
      5.4 are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Purchase Price in effect at the time of such event shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Purchase Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

             5.6 Dividends of Common Stock, Options or Convertible Securities. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration unless such dividend or distribution is subject to
Section 3 hereof.

             5.7 Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold by the Company, or shall become subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or person), for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, the computations, adjustments and readjustments provided for in this Section 5 with respect to the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

             5.8 Stock Splits and Reverse Splits. If the Company shall at any time or from time to time effect a subdivision of the outstanding Common Stock, the Purchase Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the applicable Purchase Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5.8 shall become effective at the close of business on the date the subdivision or combination becomes effective. Except as provided in this Section 5.8 no adjustment in the Purchase Price shall be made under this Section 5 as a result of or by reason of any such subdivision or combination.

             5.9 Determination of Consideration Received. For purposes of this Section 5, the amount of consideration received by the Company in connection with the issuance or sale of Common Stock, Options or Convertible Securities shall be determined in accordance with the following:

      In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.

             5.10 Record Date as Date of Issue or Sale. In the event that at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

             5.11 Treasury Stock. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares (other than their cancellation without reissuance) shall be considered an issue or sale of Common Stock for the purposes of this Section 5.

      6. Additional Warrants. In the event the Company fails for any reason to redeem when so required the shares of its Series E Preferred Stock, pursuant to and in accordance with Section 8(a) of the Company's Amended and Restated Certificate of Incorporation (the "Series E Mandatory Redemption") on the dates required therein (irrespective of the reason for such failure, including any failure due to restrictions under applicable law or under agreements for indebtedness entered into by the Company), the Company shall issue to the holder hereof a warrant to purchase 20 shares of Common Stock of the Company, on the same terms contained herein, for each 200 shares of Series E Preferred Stock held by such holder (the "Additional Warrant"); provided that such issuance of Additional Warrants shall only be made on the date which is three months after the Series E Mandatory Redemption Date (as such term is defined in said Certificate) on which such failure to redeem occurred (an "Additional Warrants Issue Date"), provided no Series E Mandatory Redemption (as such term is defined in said Certificate) has occurred as of such date. In addition, Additional Warrants shall be issued by the Company again on each successive three month anniversary of the original Additional Warrants Issue Date, if, and only to the extent, the Series E Mandatory Redemption has not been fully consummated by the Company on the date of any such anniversary. Any such anniversary date shall also constitute an Additional Warrants Issue Date. Notwithstanding anything herein to the contrary, no Additional Warrants shall be issued by the Company after the date which is thirty-six (36) months after said Series E Mandatory Redemption Date.

      Notwithstanding the foregoing, in the event the Company redeems less than all of the Series E Preferred Stock it is required to so redeem on the Series E Mandatory Redemption Date, the Company shall only be required to issue to the holder hereof on any Additional Warrants Issue Date that percentage of the Additional Warrants which is equivalent to the percentage of Series E Preferred Stock which was, at the applicable Additional Warrants Issue Date, required to be redeemed from such holder but not so redeemed.

      7. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value or stated value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of all Warrants from time to time outstanding, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets, and (d) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and become bound by all the terms of the Warrants.

      8. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its chief financial officer or other authorized officer to compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and
(c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

      9.     Notices of Record Date, etc.  In the event of

             (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

             (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

             (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

             (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock (i) upon the exercise of options to purchase Common Stock pursuant to plans adopted or approved by the Board of Directors of the Company, including a majority of the directors designated solely by the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, (ii) upon the conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, (iii) issued for the acquisition, in effect, (whether by merger, stock purchase, asset purchase or otherwise) of the assets or business of other persons or entities by the Company or any of its subsidiaries which acquisition is approved by the Board of Directors of the Company, including a majority of the directors designated solely by the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and (iv) upon the exercise of one or more of the Warrants,)

then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least ten (10) Business Days prior to the date specified in such notice on which any such action is to be taken.

      10. Reservation of Stock, etc. Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrants.

      11. Exchange of Warrants. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

      12. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      13. Warrant Agent. The Company may, by written notice to each holder of a Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of the Warrants pursuant to Section 1, exchanging Warrants pursuant to Section 11, and replacing Warrants pursuant to
Section 12, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

      14. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      15. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

             (a) subject to the terms of the Amended and Restated Voting Agreement, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment attached hereto) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery; and

             (b) any person in possession of this Warrant properly endorsed for transfer to such person (including endorsed in blank) is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby. Nothing in this paragraph (b) shall create any liability on the part of the Company beyond any liability or responsibility it has under law.

      16. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

      17. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, other than conflict of laws rules. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

      18. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m., Eastern Standard Time, on July 28, 2005 and at such time this Warrant lapses in accordance with the second sentence of Section 1.3.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

                                    AMERIGROUP CORPORATION

                                    By:
                                       Name:  Jeffrey L. McWaters
                                       Title: President

                                   SCHEDULE I

<WarrantHolderName>
<WarrantHolderAdd1>
<WarrantHolderAdd2>
<WarrantHolderAdd3>
<WarrantHolderAdd4>

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

AMERIGROUP Corporation

      The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ________ shares of Common Stock of AMERIGROUP Corporation and herewith makes payment of $________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ____________, federal taxpayer identification number ____________, whose address is
__________________________________.

Dated:
                                    (Signature must conform to name of holder as specified on the face of the Warrant)

                                    (Address)

Signed in the presence of:

---------------------

                          ---------------------------

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

      For value received, the undersigned hereby sells, assigns, and transfers unto ___________, federal taxpayer identification number ___________, whose address is _____________, the right represented by the within Warrant to purchase ___________ shares of Common Stock of AMERIGROUP Corporation to which the within Warrant relates, and appoints _________________ Attorney to transfer such right on the books of AMERIGROUP Corporation with full power of substitution in the premises.

Dated:
                                    (Signature must conform to name of holder as specified on the face of the Warrant)

                                    (Address)

Signed in the presence of:

-----------------------

                           FORM OF NET ISSUE ELECTION
            (To be signed only on net issue exercise of the Warrant)

      The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant with respect to ____________ shares of Common Stock of AMERIGROUP Corporation pursuant to the net issuance provisions set forth in Section 1.6 of this Warrant, and requests that the certificates for the number of shares of Common Stock issuable pursuant to said Section 1.6 after application of the net issuance formula to such _________ shares be issued in the name of, and delivered to __________, federal taxpayer identification number ____________, whose address is _______________.

Dated:
                                    (Signature must conform to name of holder as specified on the face of the Warrant)

                                    (Address)